UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K
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                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 28, 2005


                            PRIME GROUP REALTY TRUST
             (Exact name of registrant as specified in its charter)



                           MARYLAND 1-13589 36-4173047
        (State or other jurisdiction of (Commission File (I.R.S. Employer incorporation or organization) Number) Identification No.)


            77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601
    -------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (312) 917-1300.


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)



[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.14d-2(b))

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR% 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

Prime Group Realty Trust (the "Company") issued a Press Release today announcing that Seyfarth Shaw LLP has executed a lease at Bank One Center located at 131 South Dearborn Street in Chicago. The Company is a member of the joint venture which owns Bank One Center.

The lease with SeyFarth Shaw LLP is for 294,175 rentable square feet commencing on January 1, 2007 for a term of 15 1/2 years.

A copy of the Press Release, which is hereby incorporated into this filing in its entirety, is attached to this Form 8-K as Exhibit No. 99.1


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits:

                Exhibit
                  No.         Description
                  ---         -----------
                  99.1        Press Release of Prime Group Realty Trust
                              dated April 28, 2005.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            PRIME GROUP REALTY TRUST


Dated: April 28, 2005              By /s/ Jeffrey A. Patterson
                                      -----------------------------------
                                          Jeffrey A. Patterson
                                          President and Chief Executive Officer

                                                                    EXHIBIT 99.1




THURSDAY, APRIL 28, 2005


                          PRIME GROUP REALTY TRUST AND

                        SEYFARTH SHAW ANNOUNCE A 294,175

                      SQUARE FOOT LEASE AT BANK ONE CENTER


Chicago, IL. - Prime Group Realty Trust (NYSE: PGE) ("PGE") and Seyfarth Shaw LLP announced today that Seyfarth Shaw LLP, a leading national full-service law firm, has signed a lease for 294,175 rentable square feet at Bank One Center, located at 131 South Dearborn Street in Chicago's Central Loop. PGE is a member of the joint venture which owns Bank One Center. The lease will commence on January 1, 2007 for a term of 15 1/2 years.

"We look forward to Seyfarth Shaw's tenancy at Bank One Center," said Jeffrey Patterson, PGE's President and Chief Executive Officer. Mr. Patterson added:
"This lease, which we believe is the largest office lease transaction completed in Chicago this year, brings Bank One Center to over 92% leased from approximately 75% leased prior to the transaction."

"Chicago is a key market for our firm, and we have experienced dramatic growth here in recent years" said Stephen Poor, Managing Partner of Seyfarth Shaw. "We believe that Bank One Center's state of the art infrastructure and amenities meet our needs for high quality office space."

Seyfarth Shaw was represented in the transaction by a Jones Lang LaSalle team led by Melissa Copley, Managing Director, and Steve Steinmeyer, Senior Vice President. The Jones Lang LaSalle team worked closely with Carl Russo and Jeffrey Jahns, Partners in Seyfarth Shaw's real estate practice in Chicago. PGE was represented in the negotiations by Mr. Patterson and John Bucheleres, a Senior Vice President of PGE. Donald Resnick and Julie Mandanas of Jenner & Block represented the landlord in the lease negotiations.


About Seyfarth Shaw LLP

Founded in 1945, Seyfarth Shaw LLP has more than 600 attorneys located in nine offices throughout the United States, including Atlanta, Boston, Chicago, Houston, Los Angeles, New York, Sacramento, San Francisco and Washington D.C., as well as Brussels, Belgium.

In Chicago, Seyfarth Shaw is one of the city's Top 10 law firms, with over 240 attorneys providing a broad range of legal services including labor and employment, business services, commercial litigation, employee benefits and real estate.

The firm's local and national practice reflects virtually every industry and segment of the country's business and social fabric. Clients include many Fortune 500 corporations, financial institutions, newspapers and other media, hotels, health care organizations, companies in telecommunication, manufacturing, retail and insurance industries, airlines and railroads. The firm also represents a number of federal, state, and local governmental and educational entities.

About PGE

Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) that owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in metropolitan Chicago. PGE owns 11 office properties containing an aggregate of
4.6 million net rentable square feet, one industrial property comprised of approximately 120,000 square feet, three joint venture interests in office properties totaling 2.8 million net rentable square feet, and approximately 6.3 acres of land suitable for new construction. To learn more, visit PGE's website at www.pgrt.com.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words "believes", "expects", "anticipates", "estimates", and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission.




CONTACT:

Prime Group Realty Trust                            Seyfarth Shaw LLP

Jeffrey A. Patterson                                Carl L. Russo
President and Chief Executive Officer               Partner
(312) 917-1300                                      (312) 781-8658